                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            Crossroads Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                (CROSSROADS LOGO)

                            CROSSROADS SYSTEMS, INC.

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759

                                February 21, 2003


Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Crossroads Systems, Inc., which will be held at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas 78759 on Thursday, March 27, 2003, at 9:00 a.m. Central Standard Time.

Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

After careful consideration, our Board of Directors has unanimously approved the proposal set forth in the Proxy Statement and recommends that you vote in favor of the proposal and for both of the directors nominated for election to the Crossroads Systems, Inc. Board of Directors.

You may vote your shares by telephone, by the Internet, or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Telephone and Internet voting instructions can be found on the attached proxy card. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

/s/ BRIAN R. SMITH

Brian R. Smith
Chairman of the Board, President
and Chief Executive Officer

                    [This page is intentionally left blank.]

                            CROSSROADS SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 27, 2003


TO THE STOCKHOLDERS OF CROSSROADS SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crossroads Systems, Inc., a Delaware corporation, will be held on Thursday, March 27, 2003, at 9:00 a.m. Central Standard Time, at our corporate headquarters at 8300 N. MoPac Expressway, Austin, Texas 78759 for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

         1. To elect two Class II directors to serve until our 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         2. To ratify the appointment of KPMG LLP as independent auditors for our company for the fiscal year ending October 31, 2003; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on January 27, 2003 are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please vote your shares by telephone, by the Internet, or by signing, dating and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Telephone and Internet voting instructions can be found on the attached proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by proxy, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

/s/ ANDREA WENHOLZ

Andrea Wenholz
Chief Financial Officer and Secretary

Austin, Texas
February 21, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                            CROSSROADS SYSTEMS, INC.

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 27, 2003

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Crossroads Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, March 27, 2003. The annual meeting will be held at 9:00 a.m. Central Standard Time at our corporate headquarters at 8300
N. MoPac Expressway, Austin, Texas 78759. These proxy solicitation materials were mailed on or about February 21, 2003, to all stockholders entitled to vote at our Annual Meeting.

VOTING

     The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On January 27, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, we had 24,859,408 outstanding shares of our common stock and no outstanding preferred stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on January 27, 2003. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

     If the enclosed form of proxy is properly signed and returned or if you properly follow the instructions for telephone or internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Two described in the accompanying notice and proxy statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 8300 N. MoPac Expressway, Austin, Texas 78759, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2004 Annual Meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices in Austin, Texas, addressed to our Secretary, not later than October 25, 2003, the date which is 120 days prior to February 21, 2004. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2004 Annual Meeting of Stockholders. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                       PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     Our certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as practicable, and each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified. At this Annual Meeting, we will be electing two Class II directors whose terms will expire at our 2006 Annual Meeting. Our board currently consists of five persons. Both of the nominees listed below are current directors.

     Both nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

     The following table sets forth the name, age and current position of each person who is a nominee for election as one of our directors:

                                                              PROPOSED CLASS
NAME                        AGE       CURRENT POSITION          OF DIRECTOR
----                        ---       ----------------        --------------
Richard D. Eyestone          56           Director               Class II
William P. Wood              47           Director               Class II

                         NOMINEES FOR CLASS II DIRECTORS

RICHARD D. EYESTONE, 56, has served as a member of our board of directors since May 1999. From 1993 to September 1996, Mr. Eyestone was employed at Bay Networks as Vice President of Sales and, from September 1996 to September 1998, as Senior Vice President of Market and Product Management. Mr. Eyestone currently serves on the board of directors of eSoft, Inc. Mr. Eyestone holds a B.S.E. in education from Drake University and an M.B.A. from the University of Iowa.

WILLIAM P. WOOD, 47, has served as a member of our board of directors since December 1996. Since 1984, Mr. Wood has been a general partner and, for certain funds created since 1996, a special limited partner with Austin Ventures, a venture capital firm. Since 1996, Mr. Wood has also served as the sole general partner of Silverton Partners, an investment partnership. Mr. Wood serves on the board of Silicon Laboratories, Inc., as well as several private companies. Mr. Wood holds a B.A. in history from Brown University and an M.B.A. from Harvard University.

OTHER DIRECTORS

     Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

Class III Director Whose Term Expires at the 2004 Annual Meeting of
Stockholders.

PAUL S. ZITO, 47, has served as a member of our board of directors since April 2000. From April 1996 to April 1998, Mr. Zito served as Chief Operating Officer, Secretary, and Treasurer of NetSpeed, Inc., a privately held company that was acquired by Cisco Systems. From 1993 to March 1996, Mr. Zito served as Chief Financial Officer and director of NetWorth, Inc, a publicly traded company that was acquired by Compaq Computer Corporation in 1995. Mr. Zito also serves as a member of the board of directors of TippingPoint Technologies. Mr. Zito holds a B.A. in Accounting from the University of Texas.

Class I Directors Whose Terms Expire at the 2005 Annual Meeting of Stockholders.

DAVID L. RIEGEL, 64, has served as a member of our board of directors since November 1997. Mr. Riegel is the President and Chief Executive Officer of NANOTECHNOLGIES, Inc. From November 1992 to September 1997, Mr. Riegel served as Chief Operating Officer of Exabyte Corporation. Mr. Riegel also served on the board of directors of Bolder Technologies Corporation, an energy technology company, from May 1992 to June 2000. Mr. Riegel holds a B.S.E.E. from Purdue University.

BRIAN R. SMITH, 37, is our Chairman of the Board, President and Chief Executive Officer. Mr. Smith, our co-founder, has served as our Chairman of the Board since our inception in April 1995, as Chief Executive Officer from our inception until October 2001 and from May 2002 to the present, and as our President from our inception to October 1997 and from May 2002 to the present. From November 2001 to December 2002, Mr. Smith served as managing director of Convergent Investors, a venture capital firm. From October 1994 to April 1995, Mr. Smith was President of a consulting services company. From January 1985 to October 1994, Mr. Smith held various development and management positions at IBM. Mr. Smith serves on the board of directors of several private companies. Mr. Smith holds a B.S.E.E. from the University of Cincinnati and an M.S.E.E. from Purdue University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended October 31, 2002, our board of directors held eight meetings and acted by unanimous written consent one time. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during fiscal 2002.

     Audit Committee. The audit committee reports to the board of directors with regard to the selection of our independent auditors, the scope of our annual audits, fees to be paid to the auditors, the performance of our independent auditors, compliance with our accounting and financial policies, and management's procedures and policies relative to the adequacy of our internal accounting controls. The members of the audit committee are Messrs. Riegel, Wood and Zito. Mr. Zito serves as the Chairman of the audit committee. The audit committee held six meetings during fiscal 2002. The board of directors has adopted a written charter for the audit committee and has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

     Compensation Committee. The compensation committee reviews and makes recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our directors, executive officers and certain other employees. In addition, the compensation committee reviews bonus and stock compensation arrangements for all of our other employees. The compensation committee also administers our stock option and stock purchase plans. The members of the compensation committee are Messrs. Eyestone and Zito. The compensation committee held eleven meetings during fiscal 2002.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

     Beginning in fiscal 2003, non-employee members of our board of directors who serve on a committee currently receive an annual retainer of $24,000, paid in monthly installments, from us for their service as non-employee directors. The chairman of the audit committee of our board of directors receives an additional $6,000 per year. Additionally, our directors receive reimbursement for reasonable expenses incurred in connection with their attendance at board and committee meetings. The board of directors approved the annual cash compensation due to the increasing burdens and time commitment placed on non-employee members of the board of directors, as well as the need to continue to retain and attract qualified candidates for service on our board of directors. The amount of the cash compensation to be paid was determined based on a review of comparable companies. The compensation committee of our board of directors will review this program annually.

     Non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 1999 Stock Incentive Plan. Non-employee and employee directors are also eligible to receive option grants under the discretionary option grant program of the 1999 plan. Under the automatic option grant program, each individual who first becomes a non-employee board member receives an option grant to purchase 15,000 shares of common stock on the date such individual joins the board. Beginning in fiscal 2003, the board plans to grant an additional option under our discretionary option grant program to purchase 25,000 shares of common stock at the time a new individual first become a non-employee board member, for a total grant of 40,000 options at such time as a non-employee director joins our board. In addition, on the date of each annual stockholders meeting, each non-employee board member who continues to serve as a non-employee board member is automatically granted an option to purchase 5,000 shares of common stock, provided such individual has served on the board for at least six months. Under this program, on the date of our 2002 Annual Meeting of stockholders each of Messrs. Eyestone, Riegel, Smith, Wood and Zito received an option grant to purchase 5,000 shares of common stock at an exercise price of $3.54 per share. Beginning in fiscal 2003, the board plans to grant an additional option under our discretionary option grant program to purchase an additional 15,000 shares of common stock on the date of our annual meeting to each non-employee board member who continues to serve as a non-employee member of our board of directors. Therefore. beginning in fiscal 2003 the option grant on the date of our annual meeting for continuing non-employee members of our board of directors will be an aggregate of 20,000 shares.

     Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches by them of their fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and enter into indemnification agreements with all of our directors and executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

     The audit committee of our board of directors appointed the firm of KPMG LLP, as the Company's independent auditors for the fiscal year ended October 31, 2003, subject to KPMG LLP's completion of their customary client acceptance procedures. The audit committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP. PricewaterhouseCoopers LLP served in that capacity for the fiscal year ending October 31, 2002.

     In the event the stockholders fail to ratify the appointment, our audit committee will reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the audit committee believes that such a change would be in the best interests of the company and our stockholders.

     During fiscal 2002, KPMG LLP did not provide any services to us. A summary of the fees billed to us by PricewaterhouseCoopers LLP is provided below.

     Audit Fees. PricewaterhouseCoopers LLP has billed us $153,918, in the aggregate, for professional services for the audit of our annual financial statements for fiscal 2002 and for the review of our interim financial statements which are included in our Quarterly Reports on Form 10-Q for fiscal 2002.

     Financial Information Systems Design and Implementation Fees. We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation, as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X, during fiscal 2002.

     All Other Fees. PricewaterhouseCoopers LLP has billed us $236,285 in the aggregate, for professional services rendered for all services other than those services covered in the sections captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for fiscal 2002. These other services include (i) $126,736 in tax related fees and (ii) $109,549 for other accounting, auditing and tax services.

     Representatives of both KPMG LLP and PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2003.

                                  OTHER MATTERS

     We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2002, by:

o each person known by us to be a beneficial owners of five percent (5%) or more of our common stock;

o each current director (both of our director nominees is a current director);

o each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

o        all current directors and executive officers as a group.

     Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options or warrants held by such person that are exercisable within 60 days of December 31, 2002. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                               PERCENTAGE
                                                                                                   OF
                                                                                               OUTSTANDING
                                                                                  SHARES        SHARES
                                                                               BENEFICIALLY   BENEFICIALLY
                             BENEFICIAL OWNER(1)                                   OWNED        OWNED(2)
                             -------------------                               ------------   ------------
Executive Officers and Directors:
  Brian R. Smith(3).........................................................     3,821,500        15.4%
  Robert C. Sims(4) ........................................................       147,948           *
  Reagan Y. Sakai(5)........................................................       494,351         2.0%
  Richard D. Eyestone(6)....................................................        66,400           *
  David L. Riegel(7)........................................................        52,400           *
  William P. Wood(8)........................................................     2,833,094        11.4%
  Paul S. Zito(9)...........................................................        52,812           *
  Larry Sanders(10).........................................................       741,250         3.0%
  Allen R. Sockwell(11) ....................................................       131,635           *
  All current directors and executive officers as a group (7 persons)(12)...     7,468,505        30.0%
Other 5% Stockholders:
  Entities deemed to be affiliated with Austin Ventures(13) ................     2,711,740        10.9%

 * Less than one percent of the outstanding common stock

(1) Unless otherwise indicated, the address for all officers and directors is 8300 N. MoPac Expressway, Austin, Texas 78759.

(2) Percentage of ownership is based on 24,859,408 shares of common stock outstanding on January 27, 2003. Shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2002 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(3) Includes 450,000 shares issuable upon the exercise of stock options and includes 132,000 shares held in trust for the benefit of Mr. Smith's children as to which Mr. Smith disclaims beneficial ownership.

(4) Includes 119,872 shares of common stock issuable upon the exercise of stock options.

(5) Includes 402,528 shares of common stock issuable upon exercise of stock options and share right awards. Mr. Sakai served as our Vice President and Chief Financial Officer until January 6, 2003.

(6) Includes 5,000 shares issuable upon the exercise of stock options. Of the shares indicated as owned by Mr. Eyestone, 5,500 shares are held by the Echo Family Limited Partnership, of which Mr. Eyestone is the general partner.

(7)      Includes 5,000 shares issuable upon the exercise of stock options.

(8) 2,420,329 shares of common stock indicated as owned by Mr. Wood are included due to his affiliation with funds affiliated with Austin Ventures. Mr. Wood is a general partner of AV Partners IV, L.P., the general partner of (a) Austin Ventures IV-A, L.P. and (b) Austin Ventures IV-B, L.P. Mr. Wood disclaims beneficial ownership of the shares held by Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P., except to the extent of his pecuniary interest in such shares arising from his general partnership interest in AV Partners IV, L.P. Mr. Wood is a special limited partner of AV Partners VI, L.P., the general partner of Austin Ventures VI, L.P. and Austin Ventures Affiliates Fund VI, L.P., and as such does not have beneficial ownership of any of the 300,000 shares owned by Austin Ventures VI, L.P. or Austin Ventures Affiliates Fund VI, L.P. 396,888 shares indicated as owned by Mr. Wood are included due to his affiliation with Silverton Partners, L.P., of which Mr. Wood is the general partner. Includes 5,000 shares of common stock issuable upon the exercise of stock options. Mr. Wood's address is c/o Austin Ventures, 300 West 6th Street, Suite 2300, Austin, Texas 78701.

(9) Includes 22,812 shares of common stock issuable upon exercise of options.

(10) Based on Mr. Sanders share ownership on May 7, 2002. Includes 706,250 shares issuable upon the exercise of stock options. Includes 25,000 shares of common stock held by the L and J Sanders Revocable Trust of which Mr. Sanders and his spouse are the trustees. Mr. Sanders resigned as our President and Chief Executive Officer on May 7, 2002.

(11) All shares of common stock indicated as owned by Mr. Sockwell are issuable upon exercise of stock options. Mr. Sockwell resigned as our Vice President of Human Resources on June 28, 2002.

(12) Includes shares of common stock beneficially owned by Reagan Y. Sakai, our Vice President and Chief Financial officer on December 31, 2002. Mr. Sakai resigned from our service on January 6, 2003. Andrea Wenholz is our current Vice President and Chief Financial Officer. Ms. Wenholz did not beneficially own any shares of our common stock as of December 31, 2002.

(13) Pursuant to written verification dated as of December 31, 2002, entities deemed to be affiliated with Austin Ventures have sole voting power and sole dispositive power over an aggregate of 2,711,740 shares of common stock as of December 31, 2002, in the following amounts:

         Austin Ventures IV-A, L.P.                    778,487
         Austin Ventures IV-B, L.P.                  1,633,253
         Austin Ventures Affiliates Fund VI, L.P.        8,207
         Austin Ventures VI, L.P.                      291,793

         AV Partners IV, L.P. is the general partner of both Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P. and, as such, may be deemed to be the beneficial owner of 2,411,740 shares of our common stock. AV Partners VI, L.P. is the general partner of both Austin Ventures Affiliates Fund VI, L.P. and Austin Ventures VI, L.P., and, as such, may be deemed to be the beneficial owner of 300,000 shares of our common stock.

                              CERTAIN TRANSACTIONS

     Registration rights. Some of our stockholders, including Brian R. Smith, have piggyback registration rights with respect to future registration of our shares of common stock under the Securities Act. If we propose to register any shares of common stock under the Securities Act, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

     These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors' rights agreement, except underwriting discounts and commissions incurred by the selling stockholders. The investors' rights agreement also contains our commitment to indemnify the holders of registration rights for losses they incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradable without restriction under the Securities Act.

     Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors, please see "Director Compensation and Indemnification Arrangements" above and "Option Grants in Fiscal 2002" below.

     Loan to directors and officers. In May 1999, we made a loan to our then Vice President Chief Financial Officer, Reagan Y. Sakai, in the amount of $99,999 to allow Mr. Sakai to exercise certain of his outstanding stock options. Mr. Sakai delivered a full-recourse promissory note to us with respect to his loan. The promissory note was secured by the purchased shares and accrued interest at a rate of 7.0% per year, compounded semi-annually. When Mr. Sakai resigned from our service in January 2003, he repaid the promissory note in full.

     In October 1999, we loaned our Vice President of Human Resources, Allen R. Sockwell, $100,000 in connection with certain relocation expenses in exchange for a full-recourse promissory note which accrued interest at a rate of 7.0% per year, compounded semi-annually. When Mr. Sockwell left our service in June 2002, we forgave all remaining outstanding principal and interest, an aggregate amount of $119,825, under the note.

     Stock options granted to directors and executive officers. For more information regarding the granting of stock options to executive officers and directors, please see "Director Compensation and Indemnification Arrangements" above and "Option/SAR Grants in Last Fiscal Year" below.

     Indemnification, insurance and limitation of liability. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors' and officers' liability insurance. In addition, our certificate of incorporation and bylaws limit the personal liability of the members of our board of directors for breaches by the directors of their fiduciary duties.

     Severance benefit plans. We are parties to Severance Benefit Plans with Robert C. Sims and Andrea Wenholz and were a party to a Severance Benefit Plan with our former Chief Financial Officer, Reagan Y. Sakai, and our former Vice President of Human Resources, Allen E. Sockwell. Pursuant to the terms of the plans, to the extent these executive officers are terminated prior to a change of control involving Crossroads (i) they will receive a cash payment equal to one month of salary for each quarter of service they have provided to us, up to a maximum of twelve months salary and (ii) the vesting all options held by such executive officer will accelerate by a period of one year.

     Severance agreements. In June 2002, we entered into an agreement with our former Vice President of Human Resources, Allen E. Sockwell, regarding the termination of his employment with us. We agreed to pay Mr. Sockwell an aggregate of $195,000 which will be paid monthly through June 2003, accelerate the vesting of 84,552 options to purchase common stock and restricted shares of common stock held by Mr. Sockwell and extend the exercisability of all vested options held by Mr. Sockwell for a period of one year. In exchange for this, Mr. Sockwell agreed to release us from any and all claims he may make against us.

     In July 2002, we entered into a Settlement Agreement and Mutual Release with our former President and Chief Executive Officer, Larry Sanders, regarding the termination of his employment with us. We agreed to pay Mr. Sanders $373,750, pay Mr. Sanders a bonus to which he was entitled of $231,000, accelerate the vesting of 331,250 options to purchase common stock held by Mr. Sanders, and extend the time period in which Mr. Sanders may exercise these options and other vested options. In exchange for this, Mr. Sanders agreed to release us from any and all claims he may make against us.

     Stock bonus incentive program. In November 2001, we granted share right awards under our 1999 Stock Incentive Plan to Robert C. Sims, Reagan Y. Sakai and Allen E. Sockwell of up to 24,129, 26,258 and 27,677 shares of common stock, respectively. The share right awards are exercisable when they vest for no additional consideration. The share right awards vest over a period of approximately two years of continued service to us. However, the vesting of the share right awards may be accelerated in accordance with the original agreements if Crossroads accomplishes specified pre-defined performance goals. Upon Mr. Sockwell's resignation in June 2002, we accelerated the vesting of his share right awards.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reports as follows with respect to the audit of our fiscal 2002 audited consolidated financial statements.

     Management is responsible for the company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the board of directors include the audited consolidated financial statements in the company's Annual Report on Form 10-K for the year ended October 31, 2002 filed with the Securities and Exchange Commission.


                                      Paul S. Zito (Chair)
                                      David L. Riegel
                                      William P. Wood

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer and both of the two other most highly compensated executive officers whose salary and bonus for fiscal 2002 was in excess of $100,000, for services rendered in all capacities to the company and our subsidiaries for the fiscal years ended October 31, 2000, 2001 and 2002. In addition, Mr. Sanders is included in the table because he served as our President and Chief Executive Officer during fiscal 2002, although he resigned in May 2002. Mr. Sockwell is also included in the table because he would have been among the four most highly compensated executive officers of the Company on the last day of the 2002 fiscal year had he not resigned earlier during the year. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for fiscal 2002 has been excluded by reason of his or her termination of employment or change in executive status during that year.


                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION                    AWARDS
                                                    -------------------------------     ----------------------
                                                                                        RESTRICTED  SECURITIES
                                                                       OTHER ANNUAL       STOCK     UNDERLYING    ALL OTHER
                                         FISCAL      SALARY   BONUS    COMPENSATION      AWARD(s)     OPTIONS   COMPENSATION
    NAME AND PRINCIPAL POSITION           YEAR         ($)     ($)         ($)             ($)          (#)         ($)
    ---------------------------          ------     -------  -------   ------------     ----------  ----------  ------------
Brian R. Smith(1)                         2002        6,417        --           --            --      305,000        --
  Chief Executive Officer, President      2001      297,500   128,700           --            --      300,000        --
  and Chairman of the Board               2000      200,000    12,000           --            --           --        --

Reagan Y. Sakai(2)                        2002      182,154        --           --        81,400(3)   117,000     3,000(4)
  Vice President, Chief                   2001      181,250    48,100       29,706(5)         --       40,000        --
  Financial Officer, Secretary            2000      155,000    13,500           --            --      100,000        --
  and Treasurer

Robert C. Sims(6)                         2002      167,384       300           --        74,800(7)   124,000     1,400(8)
  Vice President and Chief                2001      158,333    51,000           --            --       40,000        --
  Operating Officer                       2000      112,333    19,500           --            --       70,000        --

Larry D. Sanders(9)                       2002      159,206   231,000           --            --      500,000   376,750(10)
  Former President and Chief              2001      322,500   148,500           --            --      500,000        --
  Executive Officer                       2000      201,154   200,000      344,828(11)        --      500,000        --


Allen E. Sockwell(12)                     2002      130,000        --           --        85,799(13)   20,000   186,325(14)
  Former Vice President of                2001      191,250    58,500           --                     50,000        --
  Human Resources                         2000      180,000    27,000       22,409(15)                125,000        --

(1) Mr. Smith served as our Chief Executive Officer until October 31, 2001. On May 2002, Mr. Smith rejoined us as our President and Chief Executive Officer. Mr. Smith has served as our Chairman of the Board since our inception.

(2) Mr. Sakai resigned as our Vice President, Chief Financial Officer, Secretary and Treasurer in January 2003.

(3) Value of share right award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 26,258 shares of common stock granted to Mr. Sakai. On October 31, 2002, the value of the share right award was $13,392. Dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award. Upon Mr. Sakai's resignation in January 2003, the vesting of the share right award was fully accelerated.

(4) Represents amounts we paid in connection with professional services related to year-end tax planning and tax return preparation.

(5) Represents amounts we paid in connection with the reimbursement of moving expenses for Mr. Sakai.

(6)      Mr. Sims was named our Chief Operating Officer in May 2002.

(7) Value of share right award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 24,129 shares of common stock granted to Mr. Sims. Mr. Sims will have a right to the shares as they vest over a period of 25 months; however, the vesting may be accelerated upon the attainment by Crossroads of certain performance objectives. On October 31, 2002, the value of the share right award was $12,305. Dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award.

(8) Represents amounts we paid in connection with professional services related to year-end tax planning and tax return preparation.

(9) Mr. Sanders joined us as our President and Chief Operating Officer in February 2000. He served as our President and Chief Executive Officer from November 2001 through May 2002.

(10) Represents $373,750 in severance amount paid in connection with Mr. Sanders leaving our service and $3,000 we paid in connection with professional services related to year-end tax planning and tax return preparation.

(11) Represents amounts we paid in connection with the reimbursement of moving expenses for Mr. Sanders.

(12)     Mr. Sockwell served as our Vice President of Human Resources until June
         2002.

(13) Value of share right award is based on the closing price of our common stock on November 1, 2001, the date of grant. Represents share right award of 27,677 shares of common stock granted to Mr. Sockwell. On October 31, 2002, the value of the share right award was $14,115. Dividends which are paid by us on outstanding shares of our common stock will not be payable on the share right award. Upon Mr. Sockwell's resignation in June 2002, the vesting of the share right award was fully accelerated.

(14) Includes $119,825 worth of a promissory note which we forgave in connection with Mr. Sockwell leaving our service; $65,000 paid as severance in connection with Mr. Sockwell leaving our service; and $1,500 we paid in connection with professional services related to year-end financial planning and tax return preparation. Mr. Sockwell is entitled to an additional $130,000 in severance amounts which will be paid in fiscal 2003.

(15) Represents amounts we paid in connection with reimbursement of moving expenses for Mr. Sockwell.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning individual grants of stock options made during fiscal 2002 to each of our executive officers named in the Summary Compensation Table. We have never granted any stock appreciation rights. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

     The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent certain assumed rates of appreciation in the value of our common stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The potential realizable value is calculated based on the ten year term of the option at its time of grant. It is calculated based on the assumption that the our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The amounts reflected in the table may not necessarily be achieved.

     We granted these options under our 1999 Stock Incentive Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee's services are terminated. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 3,306,837 shares of common stock granted during fiscal 2002. The following table sets forth information concerning the individual grants of stock options to each of our named executive officers in fiscal 2002.

                          OPTION GRANTS IN FISCAL 2002

                                        INDIVIDUAL GRANTS
                           --------------------------------------------                       POTENTIAL REALIZABLE VALUE
                             NUMBER OF         PERCENT OF                                      OF ASSUMED ANNUAL RATES
                             SECURITIES          TOTAL                                       OF STOCK PRICE APPRECIATION
                            UNDERLYING      OPTIONS GRANTED   EXERCISE                              FOR OPTION TERM
                              OPTIONS       TO EMPLOYEES IN     PRICE      EXPIRATION        ----------------------------
NAME                       GRANTED(#)(1)     FISCAL 2002(%)   PER SHARE       DATE             5%($)              10%($)
----                       -------------    ---------------   ---------    ----------        -------            ---------
Brian R. Smith                  5,000(2)            *          $3.54        3/11/2012         11,131               28,209
                              150,000             4.5%         $2.51         5/7/2012        236,779              600,044
                              150,000             4.5%         $0.71         8/7/2012         66,977              169,733
Robert C. Sims                 24,000               *          $5.57        1/31/2012         84,071              213,051
                              100,000             3.0%         $1.55        5/31/2012         97,479              247,030
Reagan Y. Sakai                17,000               *          $5.57        1/31/2012         59,550              150,911
                              100,000             3.0%         $1.55        5/31/2012         97,479              247,030
Larry D. Sanders              500,000            15.1%         $2.65         1/2/2012        833,285            2,111,709
Allen E. Sockwell              20,000               *          $5.57        1/31/2012         70,059              177,543

----------

*    Less than one percent.

(1) Unless otherwise noted, options vest over a four-year period. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee's employment with us.

(2) This option was granted to Mr. Smith in connection with his service as a non-employee member of our board of directors. It vests on the one year anniversary of the date of grant.

FISCAL YEAR-END OPTION VALUES

    The following table provides information about stock options exercised in fiscal 2002 and options held as of October 31, 2002 by each of our executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during fiscal 2002 and none were outstanding at October 31, 2002. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

                            FISCAL 2002 OPTION VALUES

                                                                         NUMBER OF
                                 SHARES                            SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                ACQUIRED           VALUE          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                             ON EXERCISE(#)    REALIZED($)(1)      OCTOBER 31, 2002(#)(2)       OCTOBER 31, 2002($)(2)(3)
                             --------------    --------------   ---------------------------    ----------------------------
                                                                EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                                -----------   -------------    -----------    -------------
  Brian R. Smith........           --               --            300,000         5,000             --             --
  Robert C. Sims........           --               --             91,080       152,294             --             --
  Reagan Y. Sakai.......           --               --            119,270       165,294             --             --
  Larry D. Sanders......           --               --            706,250          --               --             --
  Allen E. Sockwell.....           --               --            103,958          --               --             --

----------

(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise.

(2) Options granted under our 1996 Stock Option/Stock Issuance Plan, the predecessor to our 1999 Stock Incentive Plan, are immediately exercisable.

(3) Value is determined by subtracting the exercise price from the fair market value of our common stock at October 31, 2002 ($0.51 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     Other than our agreements described in "Certain Transactions" above, we do not have any employment or change of control agreements with any of the executive officers named in the Summary Compensation Table.

     Our 1999 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions which may result in the accelerated vesting of outstanding option grants and stock issuances:

o In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed or replaced by the successor corporation or otherwise continued in effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

o The compensation committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with us or the acquiring entity is subsequently involuntarily terminated. The vesting of any outstanding shares under our 1999 plan may be accelerated upon similar terms and conditions.

o The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a hostile take-over effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee's services.

o The options currently outstanding under our 1996 Stock Option/Stock Issuance Plan, which was succeeded by the 1999 plan, will immediately vest in the event we are acquired by merger or asset sale, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity. If the options are so assumed by the acquiring entity and our repurchase rights are so assigned to such entity, then no accelerated vesting will occur at the time of the acquisition but the options will accelerate and vest in full upon an involuntary termination of the optionee's employment within 18 months following the acquisition.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. Our compensation committee currently consists of Messrs. Eyestone and Zito, neither of whom currently serves or has previously served as an officer or employee of our company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the compensation committee to review and determine the salaries and bonuses of executive officers of Crossroads, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee also has the sole and exclusive authority to make discretionary option grants to the company's executive officers under our 1999 Stock Incentive Plan.

     The compensation committee believes that the compensation programs for the company's executive officers should reflect Crossroads' performance and the value created for Crossroads' stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company and should reward individual contribution to Crossroads' success. Crossroads is engaged in a very competitive industry, and the company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The compensation committee's policy is to provide the company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in stock with the issuance period tied to the company's achievement of annual financial performance goals as well as individual contributions to these goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between Crossroads' executive officers and its stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the company's financial performance and stock price appreciation rather than base salary.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for fiscal 2002 are described below. However, the compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. In setting base salaries, the compensation committee reviewed published compensation survey data for its industry. The base salary for each officer reflects the salary levels for comparable positions in the published survey and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the compensation committee. Each executive officer's base salary is adjusted each year on the basis of (i) the compensation committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Crossroads' performance and profitability may also be a factor in determining the base salaries of executive officers. For fiscal 2002, the base salary of the company's executive officers ranged from the 10th percentile to the 50th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

     Stock Bonus Incentive Program. During fiscal 2002, the Company entered into agreements with certain of its executive officers, Robert C. Sims, Reagan Y. Sakai and Allen E. Sockwell, to grant share right awards of up to 24,129, 26,258 and 27,677 shares of common stock, respectively, for no consideration. The share right awards vest over a period of approximately two years of continued service to us. However, the vesting of the share right awards may be accelerated in accordance with the original agreements if Crossroads accomplishes specified pre-defined performance goals. In setting these share right award amounts, the compensation committee looked to tie certain entity wide performance targets to specific individual incentives for these executive officers. This stock bonus incentive program was implemented to preserve our cash position and to focus on future profitability.

     Annual Incentives. In setting bonus amounts to executive officers, the compensation committee looks to external market data to assemble competitive variable compensation levels in competitive companies and markets. In connection with Mr. Sander's resignation from his position as our President and Chief Executive Officer in fiscal 2002, the compensation committee paid Mr. Sanders an bonus amount of $231,000 to which he would have been entitled had he remained in our service. Based on the foregoing factors and the company's performance for fiscal year 2002, no stock or cash bonuses were awarded to the executive officers named in the Summary Compensation Table, other than Mr. Sanders.

     Long-Term Incentives. Generally, stock option grants are made annually by the compensation committee to each of the company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Crossroads from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the company's common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a specified period, contingent upon the officer's continued employment with Crossroads. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of the option grant to each executive officer is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO Compensation. In setting the total compensation payable to Larry Sanders and Brian R. Smith, both of whom served in the capacity of Chief Executive Officer in fiscal 2002, the compensation committee has taken into consideration the CEO's prior accomplishments and strategic leadership in our industry and also sought to make that compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the compensation committee looked to Crossroads' performance and stock price appreciation for a significant percentage of his total compensation.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Crossroads' 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to Crossroads' executive officers for fiscal 2002 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to the company's executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of the company's executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the company's executive officers. The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company's performance and the interests of Crossroads' stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the compensation committee of the board of directors:

                                      Richard D. Eyestone (Chair)
                                      Paul S. Zito

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2002 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

                                             A                        B                           C
                                   --------------------      -------------------      -------------------------
                                                                                         NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES                                 FUTURE ISSUANCE UNDER
                                     TO BE ISSUED UPON         WEIGHTED AVERAGE       EQUITY COMPENSATION PLANS
                                        EXERCISE OF           EXERCISE PRICE OF         (EXCLUDING SECURITIES
         PLAN CATEGORY              OUTSTANDING OPTIONS      OUTSTANDING OPTIONS        REFLECTED IN COLUMN A
         -------------             --------------------      -------------------      -------------------------
  EQUITY COMPENSATION PLANS            5,389,385(2)               $5.64                    2,155,688(3)
  APPROVED BY STOCKHOLDERS(1)

  EQUITY COMPENSATION PLANS                   --                      --                          --
  NOT APPROVED BY STOCKHOLDERS

  TOTAL                                5,389,385(2)               $ 5.64                   2,155,688(3)


(1) Consists of the 1996 Stock Option/Stock Issuance Plan, 1999 Stock Incentive Plan and the Employee Stock Purchase Plan.

(2) Excludes purchase rights accruing under the Company's Employee Stock Purchase Plan (the "Purchase Plan") which has a shareholder approved reserve of 700,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 750 shares of Common Stock at semi-annual intervals on the last business day of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date. Also excludes share right awards issued to our employees pursuant to our 1999 Stock Incentive Plan.

(3) Consists of shares available for future issuance under the Purchase Plan and the 1999 Stock Incentive Plan. As of October 31, 2002, an aggregate of 312,624 shares of Common Stock were available for issuance under the Purchase Plan and 1,843,064 shares of Common Stock were available for issuance under the 1999 Stock Incentive Plan.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in our common stock, the Nasdaq Stock Market Index and the Nasdaq Computer Manufacturer Index.

CROSSROADS SYSTEMS, INC

                                                            Cumulative Total Return
                                            ------------------------------------------------------------
                                            10/20/99  10/99     1/00    4/00     7/00    10/00      1/01
                                            --------  ------   ------  ------   ------   ------    -----
CROSSROADS SYSTEMS, INC.                     100.00   395.14   404.17  392.36    25.35    38.54    53.13
NASDAQ STOCK MARKET (U.S.)                   100.00   106.45   140.24  137.56   134.51   120.13    98.25
NASDAQ COMPUTER MANUFACTURER                 100.00   105.57   141.79  163.26   160.87   148.29    98.85


                                                            Cumulative Total Return
                                            ---------------------------------------------------------
                                            4/01    7/01     10/01    1/02     4/02     7/02    10/02
                                            -----   -----    -----    -----    -----   -----    -----
CROSSROADS SYSTEMS, INC.                    34.28   14.72    17.22    30.94    17.27    4.61     2.83
NASDAQ STOCK MARKET (U.S.)                  75.16   72.19    60.36    69.00    60.41   47.72    47.89
NASDAQ COMPUTER MANUFACTURER                66.60   61.97    47.73    56.83    49.23   38.43    39.66

* $100 invested on 10/20/99 in stock or index-including reinvestment of dividends.
Fiscal year ending October 31.

(1) The graph covers the period from October 20, 1999, the first date on which our common stock began trading following our initial public offering of shares of our common stock, to October 31, 2002.

(2) The graph assumes that $100 was invested in our common stock on October 20, 1999 and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the audit committee report nor the compensation committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of
Section 16(a) reports we received from such persons for their fiscal 2002 transactions in our common stock and their common stock holdings, and (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for fiscal 2002, we believe that all reporting requirements under Section 16(a) for fiscal 2002 were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

                                  ANNUAL REPORT

     A copy of our Annual Report to Stockholders for fiscal 2002 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

     We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on January 29, 2003, which we amended on January 31, 2003. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices located at 8300 N. MoPac Expressway, Austin, Texas 78759.





                              THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.


Dated: February 21, 2003

CROSSROADS(TM)

CROSSROADS SYSTEMS, INC.        VOTE BY MAIL
8300 N. MOPAC EXPRESSWAY        Mark, sign and date your proxy card and return
AUSTIN, TEXAS 78759             it in the postage-paid envelope we've provided
                                or return to Crossroads Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                   CRS501     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


-----------------------------------------------------------------------------------------------------------------------------------
CROSSROADS SYSTEMS, INC.

1. TO ELECT THE FOLLOWING (2) NOMINEES AS DIRECTORS:

   Class II Directors to serve for a three-year term
   ending at the 2005 annual meeting of stockholders
   or until their successors are duly elected and               For  Withhold  For All          To withhold authority to vote, mark
   qualified:                                                   All     All     Except          "For All Except" and write the
                                                                                                nominee's number on the line below.
   01) Richard D. Eyestone                                      [ ]     [ ]      [ ]
   02) William P. Wood                                                                          -----------------------------------

VOTE ON PROPOSAL                                                                                        For  Against  Abstain

2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR CROSSROADS FOR THE                 [ ]    [ ]      [ ]
   FISCAL YEAR ENDING OCTOBER 31, 2003.

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

   The Board of Directors recommends a vote FOR both of the directors listed above and a vote FOR the listed proposal. This Proxy, when properly executed, will be voted as specified hereon. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
ELECTION OF THE DIRECTORS LISTED ABOVE AND "FOR" THE LISTED PROPOSAL.

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                        HOUSEHOLDING ELECTION

MARK "FOR" TO ENROLL THIS ACCOUNT TO RECEIVE CERTAIN FUTURE INVESTOR
COMMUNICATIONS IN A SINGLE PACKAGE PER HOUSEHOLD. MARK "AGAINST"
IF YOU DO NOT WANT TO PARTICIPATE. SEE NOTICE ON THE REVERSE SIDE.

TO CHANGE YOUR ELECTION IN THE FUTURE, CALL 1-800-542-1061.

                                        For  Against

        HOUSEHOLDING ELECTION -->       [ ]    [ ]

[                                  ][      ]            [                                  ][      ]
Signature (PLEASE SIGN WITHIN BOX)   Date                Signature (Joint Owners)            Date
-----------------------------------------------------------------------------------------------------------------------------------

                            CROSSROADS SYSTEMS, INC.

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            CROSSROADS SYSTEMS, INC.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the "Annual Meeting") of Crossroads Systems, Inc., a Delaware corporation ("Crossroads"), and the related Proxy Statement dated February 21, 2003, and appoints Andrea Wenholz and Robert Alvarez, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Crossroads which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held March 27, 2003 at 8300 N. MoPac Expressway, Austin, Texas at 9:00 a.m. Central Standard Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

                                     (continued and to be signed on the reverse)